Exhibit 8.1

[Letterhead of Willkie Farr & Gallagher LLP]

December 31, 2007

Allied World Assurance Company Holdings, Ltd

27 Richmond Road

Pembroke HM 08, Bermuda

Re:	Allied World Assurance Company Holdings, Ltd
Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as U.S. counsel for Allied World Assurance Company Holdings, Ltd, a Bermuda company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) registering an indeterminate number or amount of securities of the Company consisting of: senior and subordinated debt securities of the Company (collectively, the “Company Debt Securities”); the Company’s Common Shares, par value $0.03 per share (the “Common Shares”); the Company’s Preference Shares (the “Preference Shares”); depositary shares representing fractional interests in the Common Shares and Preference Shares (the “Depositary Shares”); warrants to purchase Common Shares (the “Common Share Warrants”), warrants to purchase Preference Shares (the “Preference Share Warrants”), warrants to purchase Company Debt Securities (the “Debt Warrants,” and, together with the Common Share Warrants and Preference Share Warrants, the “Warrants”); Share Purchase Contracts (the “Share Purchase Contracts”); Share Purchase Units (the “Share Purchase Units”); and units consisting of any combination of the foregoing securities (the “Units”). The Company Debt Securities, Common Shares, Preference Shares, Depositary Shares, Warrants, Share Purchase Contracts, Share Purchase Units and Units are herein referred to collectively as the “Securities.” The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective. The prospectus (the “Prospectus”) included in the Registration Statement relates to an indeterminate number or amount of Securities.

We have reviewed the Registration Statement and have considered such aspects of United States law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Registration Statement, (i) we are of the opinion that the discussion in the Registration Statement under the heading “Certain Tax Considerations—Taxation of our Companies—U.S. Taxation of Our Non-U.S. Companies,” “Certain Tax

Allied World Assurance Company Holdings, Ltd

December 31, 2007

Considerations— Taxation of our Companies—U.S. Taxation of Our U.S. Subsidiaries”, and “Certain Tax Considerations—Taxation of Shareholders—U.S. Taxation of Holders” addresses all material U.S. Federal income tax considerations affecting the Company and holders of Common Shares (other than those tax considerations that depend on circumstances specific to such holders) and the statements of law contained therein are accurate in all material respects, and (ii) such discussion is our opinion with respect to the matters of law referred to therein.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts, or any change or inaccuracy in the statements, facts or assumptions on which we have relied, may affect the continuing validity of the opinion set forth above. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. No opinion is expressed on any matters other than those specifically covered by this opinion.

This opinion is limited to the federal income taxation laws of the United States and does not cover questions arising under or relating to the laws of any other jurisdiction, including without limitation, the laws of Bermuda or the laws of any other foreign jurisdiction, or any State of the United States, the District of Columbia or any political subdivision of any of these.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our Firm under the heading “Certain Tax Considerations” and “Legal Opinions” in the Prospectus included in the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP

WILLKIE FARR & GALLAGHER LLP